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                                                                   EXHIBIT 10.25

                            StreamLogic Corporation

                  Severance Agreement with Barbara V. Scherer


          This Severance Agreement ("Agreement") is made as of November 21, 1996 (the "Effective Date"), by and between StreamLogic Corporation, a Delaware corporation ("Streamlogic") and Barbara V. Scherer, ("Executive").

          WHEREAS, StreamLogic desires to retain the services of Executive and Executive desires to be employed by StreamLogic;

          WHEREAS, StreamLogic desires to provide an incentive to Executive to provide an orderly transition should Executive decide to resign from StreamLogic;

          WHEREAS, the Company has announced its plans to consolidate operations into the Bay Area and Executive has informed Company that the Relocation Plan offered to Executive would not be sufficient to cover all of the costs, expenses, and lost income to Executive incident to such a Relocation on a personal basis;

          WHEREAS, StreamLogic and Executive have agreed to negotiate in good faith exceptions to the Relocation Plan for the purpose of mitigating the personal costs and hardships involved with Executive's relocation, but to date no such negotiations have occurred and there can be no assurance that the result of such negotiations would be satisfactory to either Executive or StreamLogic;

          WHEREAS, StreamLogic has limited cash resources, is losing money from operations, and cannot reliably predict a certain return to profitability nor can it provide reasonable assurances that it will obtain significant additional sources of cash should losses from operations require such additional cash resources;

          WHEREAS, circumstances may arise which would make it advisable and/or necessary for StreamLogic to ask Executive to resign;

          WHEREAS, StreamLogic and Executive desire to provide for certain rights and obligations with respect to Executive's termination of Employment, in the event such termination of Employment should occur on or before the eighteenth month following the Effective Date of this Agreement.

          NOW THEREFORE, in consideration of the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, StreamLogic and Executive hereby agree as follows:

           1.  Definitions.
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               (a)  Cause.  "Cause" shall mean:
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                    (1)  Executive's conviction of a crime involving moral
turpitude;
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                 (2)  A willful act by Executive that constitutes misconduct and is materially injurious to StreamLogic; and

                 (3) The commission of any act by Executive which results in the termination of Executive's employment in accordance with the "Work Performance and Conduct" section of the StreamLogic Employee Handbook.

                 (4) The willful failure by Executive to provide an Orderly Transition of her duties and responsibilities as set forth in Paragraph 3 of this Agreement.


          2.  Severance Payments upon Certain Termination.
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              (a)  Severance Payments.  Executive's employment with StreamLogic
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is not for any specified term and may be terminated by Executive or by
StreamLogic at any time for any reason, with or without Cause; provided, however, that if, on or prior to the eighteenth month following the Effective Date, StreamLogic shall terminate Executive's employment other than for Cause, or if Executive shall resign from her position for any reason, in lieu of any other severance benefits payable to Executive, Executive shall be entitled to a lump sum amount equal to 52 weeks ($3,808 per week, as may be increased from time to time by StreamLogic (the "Base Salary Amount"). The total amount of severance, for example if there has been no Base Salary Adjustment, would be $198,016. Such amount is payable to Executive upon Executive's last day of employment with the Company.

                   (b)  No Repayment of Certain Relocation Expenses.  Executive
                        -------------------------------------------
will begin the process of relocating to the Bay Area as it is her current intention to relocate with the Company. However, in the event Executive voluntarily resigns from the Company, Executive shall not be obligated to repay to the Company the cost of house hunting trips or other miscellaneous expenses, not to exceed $5,000, incurred in the good faith effort to relocate to the Bay Area.

          3.  Orderly Transition.  Executive has the affirmative obligation to
              ------------------
assist in providing an orderly transition of her duties and responsibilities in the event that either she voluntarily resigns, or resigns at the request of StreamLogic. An orderly transition shall include the provision of at least 30 days notice to StreamLogic by Executive of resignation prior to last day of employment with StreamLogic, pro-active recruiting efforts to identify potential candidates for both the CFO and the VP, Operations responsibilities for the purpose of advancing the search in the event Executive's employment with StreamLogic is terminated, and training a Controller or other senior financial staff in various elements of Executive's responsibilities in order to effect an orderly transition.

          4.  Stock Option Vesting.  In recognition of Executive's long and
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valuable service to the Company, and as additional compensation for the duties and responsibilities being carried out by Executive, the Company hereby agrees to vest Executive's remaining unvested stock option grants outstanding as of the Effective Date. Future grants, if any, will be issued under the terms and conditions then in practice by the Company.

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          5.  Establishment of Grantor Trust.  Executive has the right at any
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time to have the Company establish a grantor trust, such that the funds for the entire amount of the severance would be deposited into the trust. The Company has the obligation to carry out Executive's demand, should it be made, without further question, as fast as practicable. Executive is not now making a request for such a trust, in the interest of minimizing workload and expense, and in the interest of keeping this agreement as confidential as the Company wishes it to be.

          6.  Notices.  Any notice, request, claim, demand, document and other
              -------
communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, or other similar means of communication, as follows:

              (a) If to StreamLogic, addressed to its principal executive offices to the attention of its Director - Human Resources;

              (b) If to Executive, to her at the address set forth below under her signature;

or to any such other address as either party shall have specified by notice in writing to the other.

          7.  Entire Agreement.  This Agreement constitutes the complete and
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entire agreement between Executive and StreamLogic regarding any and all aspects of their employment relationship and supersedes any and all prior written or oral agreements, understandings or commitments. Executive understands that no representative of StreamLogic has been authorized to enter into any agreement, understanding or commitment with Executive which is inconsistent in any way with the terms of this Agreement.

          8.  Governing Law.  The validity, interpretation, enforceability, and
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performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

          9.  Arbitration.  Any controversy between Executive and StreamLogic or
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any employee, director or stockholder of StreamLogic, involving the construction or application of any of the terms, provisions or conditions of this Agreement or otherwise arising out of or related to this Agreement, shall be settled by arbitration in accordance with the then current commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The location of the arbitration shall be Los Angeles, California.

         10.  Amendment.  All terms set forth in this Agreement may not be
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modified in any way except by a written agreement signed by Executive and by an authorized representative of StreamLogic which expressly states the intention of the parties to modify the terms of this Agreement.
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               11.  Severability. If any provision of this Agreement, or the
                    ------------
application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

               12.  Successors.  StreamLogic will require any successor (whether
                    ----------
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of StreamLogic to expressly assume and agree to perform this Agreement in the same manner and to the same extent that StreamLogic would be required to perform it if no such succession had taken place. Effective upon such assumption, StreamLogic shall have no further obligation or liability under or with respect to this Agreement. As used in this Agreement, "StreamLogic" shall mean StreamLogic as herein being defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               13.  Termination.  This Agreement shall terminate in full upon
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the earliest to occur of (i) a termination of Executive's employment with
StreamLogic that would not entitle Executive to a payment pursuant to Section 2(a), or (ii) the eighteenth month following the Effective Date.

               IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

     StreamLogic:                           StreamLogic Corporation
                                            a Delaware corporation

                                            by: /s/ J. Larry Smart
                                               -----------------------------
                                                    J. Larry Smart

                                            Its: Chairman, CEO and President
                                                 ---------------------------


     Executive:                                   /s/ Barbara V. Scherer
                                             --------------------------------
                                                      Barbara V. Scherer


cc: Director, Human Resources